Exhibit 99.1

News Release

JLL Reports Financial Results for First-Quarter 2022 with New Reporting Segments
Diluted earnings per share of $2.86, up from $1.97 last year; adjusted diluted earnings per share1 of $3.47, up from $2.10
CHICAGO, May 9, 2022 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the first quarter of 2022. The company's reporting segments changed, effective this quarter, from geographic-centric Real Estate Services segments to global business line segments.
•Revenue up 21% to $4.8 billion and fee revenue up 36% to $1.9 billion; all segments achieved double-digit top-line growth
◦Higher transaction activity across the globe drove 54% increase in Capital Markets fee revenue
◦Strong leasing performance across asset classes led 36% growth in Markets Advisory fee revenue
◦Advisory and Transaction fees contributed to 36% growth in LaSalle fee revenue
•Margin expansion reflected higher transaction-based revenue which more than offset incremental expenditures to drive future growth
•Continued return of capital to shareholders with $150 million of share repurchases this quarter
"JLL again delivered strong financial results this quarter. Robust performance in our Capital Markets and Markets Advisory businesses drove a healthy expansion in our Adjusted EBITDA margin," said Christian Ulbrich, JLL CEO. "Our 'One JLL' philosophy, diversified service offering and integrated technology platform, have allowed us to seamlessly support clients across business lines and geographies. During the first quarter, we generated significant top-line growth across all of our business lines while inflation, supply chain challenges and the war in Ukraine continue to cloud the economic backdrop. We are well positioned to help our clients navigate a more uncertain macro environment and our strong capital position allows us to take advantage of opportunities in the marketplace. Our thoughts and sympathies remain with everyone in Ukraine and elsewhere whose livelihoods are being impacted by this terrible conflict."

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three Months Ended March 31,
	2022	2021	% Change in USD	% Change in LC

Revenue	$4,801.4	$4,037.1	19%	21%
Fee revenue[1]	1,900.5	1,424.5	33	36

Net income attributable to common shareholders	$145.6	$103.0	41%	45%
Adjusted net income attributable to common shareholders[1]	176.8	109.7	61	65

Diluted earnings per share	$2.86	$1.97	45%	48%
Adjusted diluted earnings per share[1]	3.47	2.10	65	69

Adjusted EBITDA[1]	$273.6	$190.1	44%	47%

Free Cash Flow[6]	$(763.0)	$(496.4)	(54)%	n/a
Note: For discussion of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for First-Quarter 2022 - Page 2
Consolidated 2022 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2022	2021
Markets Advisory	$999.5	$792.7	26%	28%
Capital Markets	600.6	411.7	46	49
Work Dynamics	3,033.6	2,698.1	12	14
JLL Technologies	49.4	43.4	14	14
LaSalle	118.3	91.2	30	34
Total revenue	$4,801.4	$4,037.1	19%	21%
Gross contract costs[1]	(2,904.5)	(2,602.9)	12	13
Net non-cash MSR and mortgage banking derivative activity	3.6	(9.7)	(137)	(137)
Total fee revenue[1]	$1,900.5	$1,424.5	33%	36%
Markets Advisory	741.2	552.6	34	36
Capital Markets	591.5	393.2	50	54
Work Dynamics	410.5	363.5	13	15
JLL Technologies	45.3	29.9	52	52
LaSalle	112.0	85.3	31	36
Operating income	$175.7	$80.7	118%	122%
Equity earnings	$18.5	$48.5	(62)%	(62)%
Adjusted EBITDA[1]	$273.6	$190.1	44%	47%
Note: For discussion of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Financial Results for First-Quarter 2022 - Page 3
The company achieved revenue and fee revenue increases of 21% and 36%, respectively, compared with a COVID-19 impacted 2021. Fee revenue growth was substantially all organic, and was broad-based across all segments, led by Capital Markets and Markets Advisory, which increased 54% and 36%, respectively, against the prior year. In addition to this sustained momentum in transaction-based revenues, annuity-based revenues continued to demonstrate solid trends, as Workplace Management within Work Dynamics, for example, grew 20%. LaSalle's 36% increase in fee revenue was driven by higher advisory and transaction fees. The following charts reflect revenue and fee revenue by segment for the current quarter, as well as the proportion of revenue and fee revenue growth by segment, compared with 2021.
Refer to segment performance highlights for additional detail.

Q1 2022 Revenue by Segment

2%
21%
1%
13%
63%
Markets Advisory
Capital Markets
Work Dynamics
JLL Technologies
LaSalle

Q1 2022 Fee Revenue by Segment

6%
2%
39%
22%
31%
Markets Advisory
Capital Markets
Work Dynamics
JLL Technologies
LaSalle

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JLL Reports Financial Results for First-Quarter 2022 - Page 4
Net income attributable to common shareholders for the first quarter was $145.6 million, compared with $103.0 million in 2021, and Adjusted EBITDA was $273.6 million, compared with $190.1 million last year.
Diluted earnings per share for the first quarter were $2.86, up from $1.97 in 2021; adjusted diluted earnings per share were $3.47, compared with $2.10 last year.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 14.4% in USD (and local currency), compared with 13.3% in 2021. The net increase in margin was primarily due to
•The meaningful increase in fee revenue, especially from higher margin transaction-based businesses, and
•The timing of incentive compensation accruals reflecting changes in annual incentive compensation plans from 2021 to 2022, which resulted in a lower percentage of expected full-year incentive compensation accrued this quarter compared with the prior year,
•Partially offset by lower equity earnings and incremental expenditures to drive future growth, primarily compensation, T&E and marketing, as business operations continue to trend toward pre-pandemic levels.
Net Debt, Leverage and Liquidity6:
Total net debt was $1,331.2 million as of March 31, 2022, representing an increase of $955.3 million from December 31, 2021, and an increase of $660.9 million from March 31, 2021. The increase from year-end reflected typical seasonality and was primarily attributable to annual incentive compensation payments made in the first quarter.
The company's Net Leverage Ratio was 0.8x as of March 31, 2022, up from 0.2x as of December 31, 2021, and up from 0.7x as of March 31, 2021.
Corporate Liquidity as of March 31, 2022, was $2.2 billion.
Cash Flows and Capital Allocation:
Free Cash Flow6 was an outflow of $763.0 million for the first quarter of 2022, compared with an outflow of $496.4 million in the prior-year quarter. The greater cash outflow was driven by higher annual incentive compensation paid in 2022, compared with 2021, partially offset by an increase in cash provided by earnings.
In the first quarter of 2022, the company repurchased 615,331 shares for $150.0 million. As of March 31, 2022, approximately $1.6 billion remained authorized for repurchase under the share repurchase program.
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JLL Reports Financial Results for First-Quarter 2022 - Page 5
Change in External Reporting Segments:
As part of the last phase of our Beyond transformation, effective January 1, 2022, the company changed from its geographic-centric Real Estate Services segments of Americas, EMEA and Asia Pacific to global business line segments of Markets Advisory, Capital Markets, Work Dynamics and JLL Technologies. Our real estate investment management business, LaSalle, continues as a reporting segment.
As the company's segment financial results are presented on this basis, the comparable period has been recast to align with the new reporting structure.
Markets Advisory First-Quarter 2022 Performance Highlights:

Markets Advisory ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2022	2021
Revenue	$999.5	$792.7	26%	28%
Gross contract costs[1]	(258.3)	(240.1)	8	9
Fee revenue[1]	$741.2	$552.6	34%	36%
Leasing	596.9	412.2	45	46
Property Management	118.6	114.3	4	6
Advisory, Consulting and Other	25.7	26.1	(2)	1
Segment operating income	$91.4	$50.2	82%	83%
Adjusted EBITDA[1]	$111.2	$66.0	68%	70%
Note: For discussion of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Markets Advisory Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Markets Advisory fee revenue grew 36% compared with the prior year and 26% compared with the first quarter of 2020, which was only nominally impacted by the COVID-19 pandemic. Leasing drove the revenue and fee revenue growth versus 2021, led by the U.S., as both transaction size and volume increased. Globally, all major asset classes in Leasing grew double-digit compared with the prior year, with continued strength in industrial and strong momentum in the office sector.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 15.0% in USD (14.9% in local currency), compared with 11.9% in 2021. The margin expansion was primarily due to the growth in Leasing noted above, which more than offset higher T&E and compensation expenses, the latter driven by additional headcount and wage inflation to meet increased business demand.
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JLL Reports Financial Results for First-Quarter 2022 - Page 6
Capital Markets First-Quarter 2022 Performance Highlights:

Capital Markets ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2022	2021
Revenue	$600.6	$411.7	46%	49%
Gross contract costs[1]	(12.7)	(8.8)	44	52
Net non-cash MSR and mortgage banking derivative activity	3.6	(9.7)	(137)	(137)
Fee revenue[1]	$591.5	$393.2	50%	54%
Investment Sales, Debt/Equity Advisory and Other	468.5	286.0	64	67
Valuation Advisory	83.1	77.2	8	12
Loan Servicing	39.9	30.0	33	33
Segment operating income	$98.2	$51.4	91%	96%
Adjusted EBITDA[1]	$118.2	$59.1	100%	104%
Note: For discussion of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Capital Markets Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Capital Markets fee revenue increased 54% compared with the prior-year quarter and 42% compared with the first quarter of 2020, which was only nominally impacted by the pandemic. This fee revenue growth was highlighted by substantially higher investment sales and debt advisory transaction volumes in many geographies across the globe. Further, nearly all asset classes experienced growth compared with 2021, most meaningfully in residential and office. Higher Loan Servicing revenue was due to continued growth of the servicing portfolio over the trailing twelve months, particularly from loans originated under the Fannie Mae Delegated Underwriting and Servicing ("DUS") program.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 20.0% in USD (and local currency), compared with 15.0% in 2021. The increase in margin was driven by the revenue growth drivers noted above which more than offset higher T&E and compensation expenses, the latter driven by additional headcount and wage inflation to meet increased business demand. In addition, the margin increase was partially due to the timing of incentive compensation accruals as noted in the consolidated performance highlights.
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JLL Reports Financial Results for First-Quarter 2022 - Page 7
Work Dynamics First-Quarter 2022 Performance Highlights:

Work Dynamics ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2022	2021
Revenue	$3,033.6	$2,698.1	12%	14%
Gross contract costs[1]	(2,623.1)	(2,334.6)	12	14
Fee revenue[1]	$410.5	$363.5	13%	15%
Workplace Management	182.0	153.4	19	20
Project Management	175.7	163.2	8	11
Portfolio Services and Other	52.8	46.9	13	14
Segment operating income	$18.4	$8.6	114%	101%
Adjusted EBITDA[1]	$35.2	$24.9	41%	38%
"Workplace Management" was previously called Integrated Facilities Management (IFM). "Project Management" was previously called Project & Development Services.
Note: For discussion of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Work Dynamics Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

The increases in Work Dynamics revenue and fee revenue were led by Workplace Management, primarily from new client wins but also expansions of existing client relationships, particularly in the technology and public institutions sectors in the United States. Project Management growth was driven by the return to office movement and fewer pandemic restrictions in several geographies across the globe, which drove increased project demand.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 8.6% in USD (8.2% in local currency), compared with 6.9% in 2021. The margin increase was attributable to (i) the incremental revenue described above, (ii) the timing of incentive compensation accruals, as noted in the consolidated performance highlights, and (iii) the absence of certain contract losses recognized in the prior-year quarter. These drivers outpaced investments in people to support planned future growth.
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JLL Reports Financial Results for First-Quarter 2022 - Page 8
JLL Technologies First-Quarter 2022 Performance Highlights:

JLL Technologies ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2022	2021
Revenue	$49.4	$43.4	14%	14%
Gross contract costs[1]	(4.1)	(13.5)	(70)	(70)
Fee revenue[1]	$45.3	$29.9	52%	52%
Segment operating loss	$(34.9)	$(23.5)	(49)%	(46)%
Equity earnings	$18.8	$34.6	(46)%	(46)%
Adjusted EBITDA[1]	$(12.3)	$14.0	(188)%	(184)%
Note: For discussion of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the JLL Technologies Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
JLL Technologies top-line growth included $8.5 million of incremental fee revenue from acquisitions closed in the second half of 2021. Organic fee revenue increased 24%, driven by new customers as well as growth from existing customers in software and solutions offerings.
Equity earnings in both years were due to valuation increases to JLL Technologies' investments in proptech funds and early to mid-stage proptech companies, primarily reflecting subsequent financing rounds at increased per-share values.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was a negative 27.2% in USD (negative 26.0% in local currency), compared with 46.8% in 2021. Approximately half of the margin contraction was attributable to lower equity earnings. The remaining margin dilution was largely driven by the ramp up of operations for future growth, including incremental compensation, T&E and marketing expenses, partially offset by the higher fee revenue noted above.
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JLL Reports Financial Results for First-Quarter 2022 - Page 9
LaSalle First-Quarter 2022 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2022	2021
Revenue	$118.3	$91.2	30%	34%
Gross contract costs[1]	(6.3)	(5.9)	7	7
Fee revenue[1]	$112.0	$85.3	31%	36%
Advisory fees	90.7	79.3	14	18
Transaction fees and other	17.1	6.0	185	203
Incentive fees	4.2	—	n.m.	n.m.
Segment operating income	$22.1	$11.2	97%	114%
Equity (losses) earnings	$(1.9)	$13.0	(115)%	(114)%
Adjusted EBITDA[1]	$21.3	$26.1	(18)%	(11)%
n.m.: "not meaningful", represented by a percentage change of greater than 1,000%, favorably or unfavorably
Note: For discussion of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
LaSalle advisory fee growth was driven by strong capital raising over the trailing twelve months as well as valuation increases in assets under management. The increase in transaction fees was primarily due to a higher volume of asset acquisitions in Asia and Europe.
Equity losses in the current quarter included a $10.6 million equity loss due to negative share price movement for a co-investment in a LaSalle-managed publicly traded REIT in Japan. Equity earnings in the prior-year quarter were substantially driven by valuation increases on underlying real estate investments within LaSalle's co-investment portfolio as the estimated fair values improved following a notable decline in conjunction with the onset of the pandemic in 2020.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 19.0% in USD (19.9% in local currency), compared with 30.6% in 2021. The margin contraction was attributable to the change in equity earnings, partially offset by higher advisory and transaction fees.
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JLL Reports Financial Results for First-Quarter 2022 - Page 10
About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $19.4 billion, operations in over 80 countries and a global workforce of more than 100,000 as of March 31, 2022. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Monday, May 9, 2022, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available for download or stream.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.
Refer to ir.jll.com for a registration link to receive unique credentials to access the presentation of earnings via phone.

Supplemental Information	Contact
Supplemental information regarding the first quarter 2022 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Scott Einberger, Investor Relations Officer.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and shares repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control, including but not limited to, the impact of the COVID-19 pandemic on JLL's business, which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL's filed Annual Report on Form 10-K for the year ended December 31, 2021, soon to be filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.
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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(in millions, except share and per share data)	2022	2021

Revenue	$4,801.4	$4,037.1

Operating expenses:
Compensation and benefits	$2,410.8	$1,989.0
Operating, administrative and other	2,141.0	1,897.2
Depreciation and amortization	54.4	53.0
Restructuring and acquisition charges[3]	19.5	17.2
Total operating expenses	4,625.7	3,956.4

Operating income	175.7	80.7

Interest expense, net of interest income	10.2	10.4
Equity earnings	18.5	48.5
Other income	0.2	11.8

Income before income taxes and noncontrolling interest	184.2	130.6
Income tax provision	40.3	28.2
Net income	143.9	102.4

Net loss attributable to noncontrolling interest	(1.7)	(0.6)

Net income attributable to common shareholders	$145.6	$103.0

Basic earnings per common share	$2.92	$2.01
Basic weighted average shares outstanding (in 000's)	49,781	51,173

Diluted earnings per common share	$2.86	$1.97
Diluted weighted average shares outstanding (in 000's)	50,957	52,175

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)

	Three Months Ended March 31,
(in millions)	2022	2021
MARKETS ADVISORY
Compensation, operating and administrative expenses	$891.0	$726.6
Depreciation and amortization	17.1	15.9
Total segment operating expenses	908.1	742.5
Gross contract costs[1]	(258.3)	(240.1)
Total fee-based segment operating expenses	$649.8	$502.4

Segment operating income	$91.4	$50.2
Add:
Equity earnings	0.5	0.4
Depreciation and amortization	17.1	15.9
Other income (expense)	0.2	(1.1)
Net loss attributable to noncontrolling interest	2.0	0.6
Adjusted EBITDA[1]	$111.2	$66.0

CAPITAL MARKETS
Compensation, operating and administrative expenses	$486.8	$344.4
Depreciation and amortization	15.6	15.9
Total segment operating expenses	502.4	360.3
Gross contract costs[1]	(12.7)	(8.8)
Total fee-based segment operating expenses	$489.7	$351.5

Segment operating income	$98.2	$51.4
Add:
Equity earnings	0.8	0.4
Depreciation and amortization	15.6	15.9
Other income	—	1.1
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	3.6	(9.7)
Adjusted EBITDA[1]	$118.2	$59.1

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended March 31,
(in millions)	2022	2021
WORK DYNAMICS
Compensation, operating and administrative expenses	$2,998.7	$2,673.3
Depreciation and amortization	16.5	16.2
Total segment operating expenses	3,015.2	2,689.5
Gross contract costs[1]	(2,623.1)	(2,334.6)
Total fee-based segment operating expenses	$392.1	$354.9

Segment operating income	$18.4	$8.6
Add:
Equity earnings	0.3	0.1
Depreciation and amortization	16.5	16.2
Adjusted EBITDA[1]	$35.2	$24.9

JLL TECHNOLOGIES
Compensation, operating and administrative expenses (a)	$80.5	$64.0
Depreciation and amortization	3.8	2.9
Total segment operating expenses	84.3	66.9
Gross contract costs[1]	(4.1)	(13.5)
Total fee-based segment operating expenses	$80.2	$53.4

Segment operating loss	$(34.9)	$(23.5)
Add:
Equity earnings	18.8	34.6
Depreciation and amortization	3.8	2.9
Other income	—	12.0
Adjustments:
Gain on disposition	—	(12.0)
Adjusted EBITDA[1]	$(12.3)	$14.0

(a) Included in Compensation, operating and administrative expenses for JLL Technologies is carried interest expense of $6.2 million and $4.2 million for the first quarter of 2022 and 2021, respectively, related to equity earnings of the segment.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended March 31,
(in millions)	2022	2021
LASALLE
Compensation, operating and administrative expenses	$94.8	$77.9
Depreciation and amortization	1.4	2.1
Total segment operating expenses	96.2	80.0
Gross contract costs[1]	(6.3)	(5.9)
Total fee-based segment operating expenses	$89.9	$74.1

Segment operating income	$22.1	$11.2
Add:
Equity (losses) earnings	(1.9)	13.0
Depreciation and amortization	1.4	2.1
Other expense	—	(0.2)
Net income attributable to noncontrolling interest	(0.3)	—
Adjusted EBITDA[1]	$21.3	$26.1

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows[4] (Unaudited)
	Three Months Ended March 31,
(in millions)	2022	2021

Net cash used in operating activities	$(716.4)	$(461.8)

Net cash used in investing activities	(94.0)	(97.8)

Net cash provided by financing activities	806.5	376.7

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(6.7)	(12.4)

Net change in cash, cash equivalents and restricted cash	$(10.6)	$(195.3)

Cash, cash equivalents and restricted cash, beginning of year	841.6	839.8

Cash, cash equivalents and restricted cash, end of period	$831.0	$644.5

Reconciliation to Free Cash Flow
	Three Months Ended March 31,
(in millions)	2022	2021

Net cash used in operating activities	$(716.4)	$(461.8)

Net capital additions - property and equipment	(46.6)	(34.6)

Free Cash Flow[6]	$(763.0)	$(496.4)

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	March 31,	December 31,		March 31,	December 31,
(in millions, except share and per share data)	2022	2021		2022	2021
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$575.8	$593.7	Accounts payable and accrued liabilities	$1,059.4	$1,262.8
Trade receivables, net of allowance	1,894.5	2,004.1	Reimbursable payables	1,219.2	1,350.0
Notes and other receivables	396.4	389.3	Accrued compensation and benefits	1,333.5	2,029.5
Reimbursable receivables	1,691.8	1,734.5	Short-term borrowings	118.2	147.9
Warehouse receivables	701.7	822.3	Current maturities of long-term debt, net	274.7	274.7
Short-term contract assets, net of allowance	338.5	343.1	Short-term contract liability and deferred income	211.3	208.2
Prepaid and other	566.7	500.7	Short-term acquisition-related obligations	51.2	45.8
Total current assets	6,165.4	6,387.7	Warehouse facilities	705.3	795.7
Property and equipment, net of accumulated depreciation	749.1	740.0	Short-term operating lease liability	155.8	153.8
Operating lease right-of-use asset	769.2	723.4	Other	274.4	218.1
Goodwill	4,597.9	4,611.6	Total current liabilities	5,403.0	6,486.5
Identified intangibles, net of accumulated amortization	879.5	887.0	Noncurrent liabilities:
Investments	785.3	745.7	Credit facility, net of debt issuance costs	1,113.7	138.2
Long-term receivables	327.5	316.4	Long-term debt, net of debt issuance costs	387.8	395.6
Deferred tax assets, net	313.2	330.8	Long-term deferred tax liabilities, net	196.5	179.7
Deferred compensation plans	558.3	528.8	Deferred compensation	500.0	525.4
Other	247.2	233.6	Long-term acquisition-related obligations	55.4	66.3
Total assets	$15,392.6	$15,505.0	Long-term operating lease liability	765.2	714.4
			Other	548.3	577.7
			Total liabilities	$8,969.9	$9,083.8

			Redeemable noncontrolling interest	$7.5	$7.8

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	2,066.8	2,053.7
			Retained earnings	5,083.2	4,937.6
			Treasury stock	(552.7)	(406.3)
			Shares held in trust	(5.1)	(5.2)
			Accumulated other comprehensive loss	(419.5)	(395.4)
			Total company shareholders' equity	6,173.2	6,184.9
			Noncontrolling interest	242.0	228.5
			Total equity	6,415.2	6,413.4
			Total liabilities and equity	$15,392.6	$15,505.0
Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Fee revenue and Fee-based operating expenses,
(ii)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,
(iii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share,
(iv)Percentage changes against prior periods, presented on a local currency basis, and
(v)Free Cash Flow.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the equal amount of corresponding fees in Revenue. Excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain on Disposition reflects the gain recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain directly associated with such activity is excluded as it is not considered indicative of core operating performance. In 2021, the $12.0 million gain related to a business disposition within JLL Technologies.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months Ended March 31,
($ in millions)	2022	2021

Revenue	$4,801.4	$4,037.1
Gross contract costs[1]	(2,904.5)	(2,602.9)
Net non-cash MSR and mortgage banking derivative activity	3.6	(9.7)
Fee revenue	$1,900.5	$1,424.5

Operating expenses	$4,625.7	$3,956.4
Gross contract costs[1]	(2,904.5)	(2,602.9)
Fee-based operating expenses	$1,721.2	$1,353.5

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months Ended March 31,
($ in millions)	2022	2021

Net income attributable to common shareholders	$145.6	$103.0
Add:
Interest expense, net of interest income	10.2	10.4
Provision for income taxes	40.3	28.2
Depreciation and amortization	54.4	53.0
EBITDA	$250.5	$194.6
Adjustments:
Restructuring and acquisition charges[3]	19.5	17.2
Gain on disposition	—	(12.0)
Net non-cash MSR and mortgage banking derivative activity	3.6	(9.7)
Adjusted EBITDA	$273.6	$190.1
Net income margin attributable to common shareholders	3.0%	2.6%
Adjusted EBITDA margin	14.4%	13.3%

	Three months Ended March 31,
(In millions, except share and per share data)	2022	2021

Net income attributable to common shareholders	$145.6	$103.0
Diluted shares (in thousands)	50,957	52,175
Diluted earnings per share	$2.86	$1.97

Net income attributable to common shareholders	$145.6	$103.0
Adjustments:
Restructuring and acquisition charges[3]	19.5	17.2
Net non-cash MSR and mortgage banking derivative activity	3.6	(9.7)
Amortization of acquisition-related intangibles	16.8	13.0
Gain on disposition	—	(12.0)
Tax impact of adjusted items(a)	(8.7)	(1.8)
Adjusted net income attributable to common shareholders	$176.8	$109.7
Diluted shares (in thousands)	50,957	52,175
Adjusted diluted earnings per share	$3.47	$2.10
(a) For the first quarter of both 2022 and 2021, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended March 31,
($ in millions)	2022	% Change
Revenue:
At current period exchange rates	$4,801.4	19%
Impact of change in exchange rates	77.8	n/a
At comparative period exchange rates	$4,879.2	21%

Fee revenue:
At current period exchange rates	$1,900.5	33%
Impact of change in exchange rates	32.6	n/a
At comparative period exchange rates	$1,933.1	36%

Operating income:
At current period exchange rates	$175.7	118%
Impact of change in exchange rates	3.2	n/a
At comparative period exchange rates	$178.9	122%

Adjusted EBITDA:
At current period exchange rates	$273.6	44%
Impact of change in exchange rates	5.0	n/a
At comparative period exchange rates	$278.6	47%
2.    As part of the last phase of our Beyond transformation, effective January 1, 2022, the company changed from its geographic-centric Real Estate Services segments of Americas, EMEA and Asia Pacific to global business line segments of Markets Advisory, Capital Markets, Work Dynamics and JLL Technologies. Our real estate investment management business, LaSalle, continues as a reporting segment. Beginning with the first quarter of 2022, the company's financial results are presented on this basis. Comparable periods in 2021 have been recast to align with the new reporting structure.

3.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows restructuring and acquisition charges.

	Three Months Ended March 31,
(in millions)	2022	2021
Severance and other employment-related charges	$3.3	$1.8
Restructuring, pre-acquisition and post-acquisition charges	16.9	15.5
Fair value adjustments that resulted in a net decrease to earn-out liabilities from prior-period acquisition activity	(0.7)	(0.1)
Total restructuring and acquisition charges	$19.5	$17.2
4.    The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Form 10-Q for the three months ended March 31, 2022, to be filed with the SEC in the near future.
5.    As of March 31, 2022, LaSalle had $77.8 billion of real estate assets under management (AUM), composed of $37.5 billion invested in separate accounts, $35.9 billion invested in fund management vehicles and $4.4 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $27.3 billion in North America, $18.2 billion in the UK, $13.4 billion in Asia Pacific and $7.5 billion in continental Europe. The remaining $7.0 billion relates to Global Partner Solutions which is a global business line.
    AUM increased 2% in USD and local currency from $76.6 billion as of December 31, 2021. The AUM increase resulted from (i) $3.1 billion of acquisitions, (ii) $3.0 billion of net valuation increases, partially offset by (iii) $4.4 billion of dispositions and withdrawals and (iv) $0.5 billion of foreign currency decreases.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $1.9 billion in private equity capital for the quarter ended March 31, 2022.
6.    "Net Debt" is defined as the sum of the (i) Credit facility, (ii) Long-term debt and (iii) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing-twelve-month adjusted EBITDA.
"Corporate Liquidity" is defined as the unused portion of the company's Credit Facility plus cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by operating activities less net capital additions - property and equipment.
7.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000%, favorably or unfavorably.

Appendix: Revenue and Fee Revenue Segment Detail

	Three months ended March 31, 2022
(in millions)	Markets Advisory					Capital Markets					Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other		Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing		Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$600.9	370.5	28.1		$999.5	$476.1	84.6	39.9		$600.6	$2,320.4	612.3	100.9	$3,033.6	$49.4	$118.3	$4,801.4
Gross contract costs[1]	(4.0)	(251.9)	(2.4)	—	(258.3)	(11.2)	(1.5)	—	—	(12.7)	(2,138.4)	(436.6)	(48.1)	(2,623.1)	(4.1)	(6.3)	(2,904.5)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	—	3.6	—	—		3.6	—	—	—	—	—	—	3.6
Fee revenue	$596.9	118.6	25.7		$741.2	$468.5	83.1	39.9		$591.5	$182.0	175.7	52.8	$410.5	$45.3	$112.0	$1,900.5

	Three months ended March 31, 2021
(in millions)	Markets Advisory					Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other		Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$416.6	347.6	28.5		$792.7	$302.0	79.7	30.0	$411.7	$2,048.4	551.8	97.9	$2,698.1	$43.4	$91.2	$4,037.1
Gross contract costs[1]	(4.4)	(233.3)	(2.4)	—	(240.1)	(6.3)	(2.5)	—	(8.8)	(1,895.0)	(388.6)	(51.0)	(2,334.6)	(13.5)	(5.9)	(2,602.9)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	—	(9.7)	—	—	(9.7)	—	—	—	—	—	—	(9.7)
Fee revenue	$412.2	114.3	26.1		$552.6	$286.0	77.2	30.0	$393.2	$153.4	163.2	46.9	$363.5	$29.9	$85.3	$1,424.5